Exhibit 99.1

Contacts:	Dolph Baker, Chairman and CEO
Max P. Bowman, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS, INC. ANNOUNCES DEFINITIVE AGREEMENT
TO ACQUIRE EGG PRODUCTION ASSETS OF MAHARD EGG FARM

JACKSON, Miss. (October 16, 2019) ― Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced that it has reached a definitive agreement to acquire substantially all of the assets of Mahard Egg Farm, relating to its commercial shell egg production, processing, distribution and sale of shell eggs business. The assets to be acquired, subject to the completion of this transaction, include commercial shell egg production and processing facilities with current capacity for approximately 3.9 million laying hens and permitted capacity for up to 8.0 million laying hens, a feed mill, pullets and related production facilities located in Chillicothe, Texas, and Nebo, Oklahoma, and a distribution warehouse located in Gordonville, Texas. The Company expects to close the transaction in the next few weeks.

Commenting on the announcement, Dolph Baker, chairman and chief executive officer of Cal-Maine Foods, Inc., said, “We are very pleased to announce the acquisition of these assets from Mahard Egg Farm. Cal-Maine Foods already has a market presence in Texas, and, with the addition of these facilities located near the major market areas north of Dallas, we have an opportunity to reach more customers in Texas and southern Oklahoma with this additional production capacity. This proposed transaction is commensurate with our strategy to grow our business through selective acquisitions, as well as through expansion of our existing facilities. We look forward to the opportunity to extend our market reach and deliver greater value to both our customers and shareholders.”

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) our ability to predict and meet demand for cage-free and other specialty eggs, (v) risks, changes or obligations that could result from our future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition not to be met, and (vi) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

-MORE-